                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT
                              --------------------


     EMPLOYMENT AGREEMENT dated as of January 1, 1997 between THE DIME SAVINGS BANK OF NEW YORK, FSB (the "Bank"), a federal stock savings bank having its principal executive offices at 589 Fifth Avenue, New York, New York 10017, and LAWRENCE J. TOAL (the "Officer").

                                  ___________

     A. The Bank is desirous of employing the Officer upon the terms and conditions set forth in this Agreement.

     B. The Officer is desirous of being employed by the Bank upon the terms and conditions set forth in this Agreement.

                                  ____________

     Therefore, the Bank and the Officer, intending to be legally bound, agree as follows:

          1.  Employment.  Subject to the terms and conditions of this
              ----------
Agreement, the Bank hereby employs the Officer, and the Officer hereby accepts such employment.

          2.  Term of Employment.  (a)  The initial term of the Officer's
              ------------------
employment under this Agreement shall be deemed to have commenced on the date of this Agreement and shall continue until March 1, 2000. This Agreement shall be renewed automatically for one additional year on March 1, 1998 and on March 1, 1999 and shall be further renewed on March 1, 2000 to continue until the date of the Officer's 65th birthday, unless (i) the Officer or the Bank gives contrary written notice to the other, at least 20 days prior to any such renewal date, or
(ii) this Agreement has been otherwise terminated in accordance with its provisions. The Board of

Directors of the Bank shall, no later than the last day in each such year on which the Bank may give the Officer notice of non-renewal pursuant to the immediately preceding sentence, review and determine whether the Bank shall give the Officer notice of such non-renewal with respect to the March 1 renewal date in such year; provided, however, that nothing in this sentence shall be construed as limiting the Bank's ability to give notice of non-renewal pursuant to the immediately preceding sentence at any other time. A determination by the Board of Directors of the Bank in any year that the Bank shall not give notice of non-renewal with respect to the March 1 renewal date in such year shall be deemed to be the Board's approval of the renewal of this Agreement on such renewal date. Except as otherwise provided in Section 12(c)(iii) of this Agreement, neither the giving of notice of non-renewal pursuant to clause (i) of the second sentence of this Section 2(a), nor the subsequent expiration of the Term of this Agreement as a result of the giving of such notice, shall be deemed to be a termination of the Officer's employment under this Agreement. (As used in this Agreement, (i) "Term" shall mean the initial term and any renewal term of this Agreement and (ii) "remaining Term" shall mean the balance of the Term remaining at a specified time without regard to potential future renewals under the renewal provisions of this Section 2(a)).

          (b) The Officer's employment may be terminated during the Term of this Agreement by the Bank or the Officer in the manner specified in this Agreement. Any such termination of employment shall result in a termination of this Agreement on the Effective Date of Termination (as defined in Section 14); provided that, notwithstanding anything to the contrary in the foregoing, any right of the Officer to any payments or benefits as a result of a termination of the Officer's employment (as provided in this Agreement) shall survive the termination of this Agreement.

          3.  Offices.  During the Term, the Officer shall serve as President,
              -------
Chief Executive Officer and Chief Operating Officer of Dime Bancorp, Inc. (the "Company"), and as Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of the Bank, and as a director of each of the Company and the Bank. In addition, during the Term the Officer shall serve, for the period for which he may from time to time be elected, as an officer or director of any subsidiary or affiliate of the Company.

          4.  Duties.  As Chairman of the Board of the Bank, and as President,
              ------
Chief Executive Officer and Chief Operating Officer of the Company and the Bank, the Officer shall perform such duties as are reasonable and customary for a chief executive officer and such other duties as are set forth in the Bylaws of the Company and the Bank or as may be agreed to from time to time by the Officer. During the Term (except for periods of illness and vacation), substantially all of the Officer's business time, attention, skill and efforts shall be devoted to the performance of the Officer's duties under this Agreement. Notwithstanding the foregoing, the Officer may (a) continue to serve on the boards of directors of, and hold any other offices or positions in, companies or organizations previously approved by the Board of Directors of the Company or the Bank and (b) with the approval of the Board of Directors of the Company, from time to time to serve on the board of directors of, and hold any other offices or positions in, companies or organizations engaged in activities that present no conflict of interest with the Company or the Bank and that will not materially and adversely affect the performance of his obligations under this Agreement.

          5.  Compensation; Certain Benefits; Reimbursement.  (a)  The annual
              ---------------------------------------------
salary of the Officer during the Term shall be $650,000 which shall, subject to the provisions of Section 5(e), be payable in installments in accordance with the prevailing general payroll practice of the Bank as it may exist from time to time. The Board of Directors of the Bank (or a duly authorized committee of the Board) may increase the Officer's annual salary from time to time. In no event shall the Officer's annual salary be decreased below his annual salary specified in the first sentence of this Section 5(a) plus all subsequent increases in his annual salary. As used in this Agreement, "annual salary" shall mean, at any time, the annual rate of salary then payable to the Officer pursuant to this
Section 5(a) (before deduction of any amounts deferred under any deferred compensation plan of the Bank, any voluntary contributions to a 401(k) plan of the Bank, or any other deductions from income) and shall be exclusive of bonuses, incentive compensation or other compensation or benefits paid to or accrued for the Officer other than pursuant to this Section 5(a).

          (b) During the Term, the Bank shall (i) at the Bank's expense, provide the Officer with the exclusive use of a Bank-owned or Bank-leased automobile (at any time not to be more than three years old), (ii) employ for the exclusive use of the Officer a full-time driver for such automobile, (iii) reimburse the Officer for the annual (or less frequent) membership fees for two country, social, business, luncheon or fitness clubs and (iv) reimburse the Officer for tax planning and financial consulting services with a provider selected by the Officer in an amount not to exceed $15,000 per annum.

          (c) The Officer shall not have or acquire by virtue of this Agreement any rights to participate in, or receive benefits with respect to, any compensation or benefit plan or program of the Bank, except (i) that while employed by the Bank, the Officer shall be eligible to participate in an annual cash bonus program (with a target bonus (the "Target Bonus") of at least 50% of the Officer's annual salary or such higher target bonus amount as the Board of Directors of the Bank or the Company may establish from time to time) and a long-term incentive program on such terms and conditions, and subject to such performance goals, as may from time to time be adopted by the Company or the Bank, (ii) that while employed by the Bank, the Officer may participate in such plans or programs to the extent provided in such plans and programs and on the same basis as if the Officer's employment were not subject to the terms and conditions of this Agreement, or (iii) as otherwise specifically provided in this Agreement.

          (d) The Officer is authorized to incur reasonable expenses for promoting the business of the Company and the Bank and their subsidiaries and affiliates, including expenses for travel, entertainment and similar items. The Bank shall pay, or reimburse the Officer for, all such expenses upon presentation by the Officer from time to time of an itemized account (in reasonable detail) of such expenditures.

          (e) Notwithstanding anything to the contrary in the foregoing provisions, the payment of any amounts that would otherwise be payable to the Officer but which would be in excess of the amount which the Company or the Bank could deduct for federal income tax purposes if then paid on account of the operation of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), shall be deferred to the extent such deferral is required pursuant to a policy adopted by the Compensation Committee of the Company or the Bank and, to the extent so deferred, shall be payable pursuant to the relevant terms of the Dime Bancorp, Inc. Voluntary Deferred Compensation Plan.

          6.  Disability.  (a)  The Bank may terminate the Officer's employment
              ----------
under this Agreement for "permanent disability" if (i) the Officer shall become physically or mentally disabled or incapacitated to the extent that the Officer has been absent from the Officer's duties with the Bank on account of such disabilities or incapacitation, as determined in a manner consistent with the policy which applies generally to employees of the Bank, on a full-time basis for a period of six consecutive months, and (ii) within 30 days after written notice of proposed termination for permanent disability is given by the Bank to the Officer, the Officer shall not have returned to full-time performance of the Officer's duties.

          (b) In the event of termination for "permanent disability," the Bank shall provide the Officer with a benefit equal to (i) his annual salary (as in effect immediately prior to the occurrence of such disability) for a period commencing on the Effective Date of Termination and ending on the day immediately prior to the first anniversary thereof and (ii) 75% of his annual salary (as in effect immediately prior to the occurrence of such disability) from the date of the first anniversary of the Effective Date of Termination and continuing through the duration of his disability (but in no event beyond the Officer's attainment of age 65). Notwithstanding the first sentence of this
Section 6(b), any such payment shall terminate upon the earliest to occur of (A) the date the Officer returns to full-time employment with the Bank, (B) the date of the Officer's full-time employment by another employer (including full-time service as a sole proprietor or owner of an unincorporated business), or (C) the date of the Officer's death. In the event of termination for "permanent disability," the Bank also shall continue to provide until the Officer's death or, if earlier, the first to occur of (aa) the date the Officer returns to full-time employment with the Bank, (bb) the date of the Officer's full-time employment by another employer, or (cc) the date of the Officer's attainment of age 65, all life, medical and dental insurance coverage as is maintained by the Bank for full-time employees, provided that the Officer shall continue to pay all amounts in respect of such coverage that other employees receiving the same level of coverage are required to pay. In the event of a termination of the Officer's employment for "permanent disability" at any time during the remaining Term in effect at the time of a Change in Control (as defined in Section 12(a)), the provisions of Section 12 shall apply in lieu of the provisions of this Section 6(b).

          (c) There shall be no reduction in the compensation payable to the Officer or the Officer's other rights under this Agreement during any period when the Officer is incapable of performing some or all of the Officer's duties by reason of temporary or partial disability.

          (d)  The obligations of the Bank to provide the benefits described in
Section 6(b) may be satisfied, in whole or in part, by payments under disability insurance policies covering the Officer and obtained and maintained in force (with respect to the benefit described in the first sentence of Section 6(b) solely at the Company's expense) by the Company. In connection therewith, the Bank may require the Officer to elect the maximum disability insurance coverage available under the Bank's or the Company's group disability policy, provided that the Bank shall pay on the Officer's behalf all amounts required to be paid by the Officer as a result of such election. The Officer shall cooperate with the Bank in all reasonable ways to obtain any such disability or key person insurance coverage.

          7.  Supplemental Executive Retirement Benefits.  The Officer shall
              ------------------------------------------
participate in the Supplemental Executive Retirement Plan of the Company (the "SERP") and shall have a

"Pension Goal" under such plan of not less than 50%. The Officer's benefits under the SERP shall vest no less quickly than in accordance with the following formula:

     Years of Service with
     the Company, the Bank
     or any subsidiary or
     affiliate of either such
     entity (or any predecessor
     of any such entities)               Vesting Percentage
     ------------------------------      ------------------

          5                                     50%
          6                                     60%
          7                                     70%
          8                                     80%
          9                                     90%
          10                                   100%

Any benefits provided under the SERP shall be in lieu of any supplemental pension benefits provided pursuant to any previous employment agreement between the Officer and the Bank. Notwithstanding the vesting schedule set forth above, the Officer shall be fully vested in his benefit under the SERP in the event that the Officer's employment is terminated at such time and upon such events as would trigger a right to benefits pursuant to Sections 12(c)(i), (c)(ii) or
(c)(iii) in connection with a Hostile Change in Control (as defined in Section 12(a)), unless such termination is for "cause" (as defined in Section 9(b))).
In the event of any other termination of employment from the Bank during the Term, other than a termination for "cause" (as defined in Section 9(b)) or a voluntary termination (as described in Section 10), the Officer shall receive service credit for purposes of vesting in the SERP benefit as if he had remained employed through the end of the Term. In addition, in the event of any termination of employment from the Bank during the Term that would trigger a right to benefits pursuant to Section 12(c)(i), (c)(ii) or (c)(iii), or in the event of any other involuntary termination of the Officer's employment by the

Bank during the Term other than a termination for cause (as defined in Section 9(b)), the SERP benefit payable to the Officer shall be based upon a definition of "Average Compensation" whereby, in applying the otherwise applicable provisions of the Average Compensation definition under the SERP, the compensation of the Officer is determined as if the Officer had continued service throughout the Term, and, at the end of the Term, the Average Compensation under the SERP is then determined. For these purposes, where such a modified Average Compensation definition is to be utilized, the Officer shall be deemed to have continued to earn base pay at the rate that applied as of the Effective Date of Termination through the end of the Term. In addition, where such a modified Average Compensation definition is to be utilized, the average of the bonuses paid with respect to the two-year period prior to the Effective Date of Termination shall be deemed to be earned with respect to each annual period from the Effective Date of Termination through the end of the Term; provided, however, that if the Effective Date of Termination occurs during 1997, the officer's target bonus amount with respect to 1997 shall be deemed to have been earned with respect to each year through the end of the Term instead of such average bonus amount, and if the Effective Date of Termination occurs in 1998, the actual bonus amount paid with respect to 1997 shall be deemed to be earned with respect to each year through the end of the Term instead of such average bonus amount.

          8.  Death.  In the event of the Officer's death during the Term, this
              -----
Agreement and all of the Bank's obligations under this Agreement shall terminate (except as otherwise provided in this Section 8, Section 12(f) or with respect to the obligations of the Bank under Section 7). In the event of the Officer's death during the Term, the Bank shall, during the remainder of the life of the Officer's surviving spouse, continue to provide such spouse the same level of medical and dental insurance as is maintained from time to time by the Company or the Bank for spouses of full-time employees (or, as appropriate, retirees) of the Bank (or, in lieu of providing any such coverage, the Bank may pay such spouse the cash equivalent of the cost of such coverage), provided that such surviving spouse shall continue to pay any amounts in respect of such coverage that is otherwise required to be paid by employees (or, as appropriate, retirees) for such coverage and provided, further, that any such medical coverage may be modified so that Medicare (or other governmental) coverage is primary, with coverage provided by the Bank supplementary, to the extent permitted by law.

          9.  Termination by the Bank.  (a)  The Bank may terminate the
              -----------------------
Officer's employment under this Agreement at any time by giving the Officer written notice of such termination, provided that, except where termination is for "cause" (as defined in Section 9(b)), such notice shall be provided at least 30 days prior to the Effective Date of Termination. In the event of a termination by the Bank of the Officer's employment, other than a termination for "cause" (as defined in Section 9(b)), the Bank shall (subject to the provisions of Section 9(c)) (1) pay to the Officer, as a severance payment for services previously rendered to the Company and the Bank, a lump sum equal to two times the Officer's annual salary (as defined in Section 5(a)) and (2) maintain, until the later to occur of (A) the 18-month anniversary of the Effective Date of Termination and (B) the end of the remaining Term at the Effective Date of Termination, all life, medical and dental insurance coverage as is maintained by the Bank for full-time employees (or, in lieu of providing any such coverage, the Bank may pay the Officer the cash equivalent of the cost of such coverage), provided that the Officer shall continue to pay all amounts in respect of such coverage that other employees receiving the same level of coverage are required to pay.

Notwithstanding the foregoing, with respect to each such benefit for which continuation coverage is provided hereunder, such coverage (or cash equivalent payment) shall cease upon the Officer's full-time employment by another employer which provides coverage for the Officer which is no less favorable (in benefits and duration) than that being provided by the Bank (and if provided for a lesser duration, shall cease during the period that such coverage is provided by another employer). If the Effective Date of Termination by the Bank of the Officer's employment occurs at any time during the remaining Term in effect at the time of a Change in Control, the provisions of Section 12 shall apply in lieu of the provisions of this Section 9(a).

          (b) The Officer shall have no right to receive compensation or other benefits under this Agreement for any period after the Effective Date of Termination if the Officer's employment is terminated for "cause." As used in this Agreement, "cause" shall mean the Officer's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform assigned duties (which failure continues after written demand is delivered by the Bank to the Officer that specifically identifies the manner in which the Bank believes the Officer is intentionally failing to perform his assigned duties), willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order or material breach of any provision of this Agreement.

          (c)(i)  Notwithstanding any other provision of this Section 9 or of
Section 12, if at the Effective Date of Termination any statute, regulation, order, agreement, or regulatory interpretation thereof that is valid and binding upon the Bank (a "Regulatory Restriction") shall restrict, prohibit or limit the amount of any payment or the provision of any benefit that the Bank would otherwise be liable for under this Section 9 or under Section 12, then the amount that the

Bank shall pay to the Officer hereunder shall not exceed the maximum amount permissible under such Regulatory Restriction; provided that, if such Regulatory Restriction shall subsequently be rescinded, superseded, amended or otherwise determined not to restrict, limit or prohibit payment by the Bank of amounts otherwise due the Officer hereunder, then the Bank shall promptly thereafter pay to such Officer any amounts (or the value of any benefit) previously withheld from such Officer as a result of such Regulatory Restriction.

          (ii) Notwithstanding any other provision of this Section 9 or Section 12, in the event that any amount that is otherwise payable hereunder other than on account of events following a Hostile Change in Control (as hereinafter defined) would be deemed to constitute a parachute payment (a "Parachute Payment") within the meaning of Section 280G of the Code, and if such Parachute Payment, when added to the other payments which are deemed to constitute Parachute Payments, would otherwise result in the imposition of an excise tax under Section 4999 of the Code, the amounts payable hereunder (other than amounts payable pursuant to Section 7 or otherwise payable on account of events following a Hostile Change in Control) shall be reduced by the smallest amount necessary to avoid the imposition of such excise tax. Any such limitation shall be applied to such compensation and benefit amounts, and in such order, as the Bank shall determine in its sole discretion. References to the Code in this Agreement shall be to the Code as presently in effect or to the corresponding provisions of any succeeding law.

          (d) If the Officer's employment is proposed to be terminated by the Bank (whether or not for "cause" (as defined in Section 9(b)), the Bank shall deliver to the Officer a Notice of Termination (as defined in Section 14) accompanied by a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire Board of Directors of the Bank at a meeting called and held for that purpose (after reasonable notice to the Officer and an opportunity for him, together with counsel, to be heard before the Board of Directors), and if such termination is for cause it shall include a finding that in the good faith opinion of the Board of Directors the Officer's conduct constituted cause for termination and specifying the particulars thereof in reasonable detail.

          (e) Upon the expiration of the Term on the Officer's 65th birthday or the earlier expiration of the Term in accordance with the provisions of this Agreement, the employment of the Officer hereunder shall terminate and the Officer shall not be entitled to any additional compensation or benefits as a result of such expiration pursuant to this Section 9 or Section 12 except as otherwise expressly provided by Section 12(c)(iii).

          10.  Voluntary Termination by the Officer.  The Officer shall have the
               ------------------------------------
right to terminate the Officer's employment under this Agreement at any time upon at least 60 but not more than 90 days' prior written notice to the Bank (an "Officer's Termination Notice"). If this Agreement is terminated pursuant to the immediately preceding sentence, all of the Bank's obligations under this Agreement shall terminate and the Officer shall not be entitled to any compensation or benefits after the Effective Date of Termination, except to the extent provided in Section 7 and, as applicable, Section 12.

          11.  Additional Termination and Suspension Provisions.  (a)  If the
               ------------------------------------------------
Officer is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) or (g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

          (b) If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties.

          (c) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank, (i) by the Director of Thrift Supervision or his or her designee (the "Director"), at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Director, at the time the Director approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

          (d) If the Officer is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)), the Bank's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (a) pay the Officer all or part of the compensation withheld while its contract obligations were suspended and (b) reinstate (in whole or in part) any of its obligations which were suspended.

          (e) The provisions of paragraphs (a) through (d) of this Section 11 are required to be set forth in this Agreement by regulations applicable to the Bank on the date of this Agreement. If any such regulation shall hereafter be amended or modified, or if any new regulation applicable to the Bank and effective after the date of this Agreement shall require the inclusion in this Agreement of a provision not presently included in this Agreement, then the foregoing provisions of paragraphs (a) through (d) of this Section 11 shall be deemed amended to the extent necessary to give effect in this Agreement to any such amended, modified or new regulation.

          12.  Change in Control.  (a)  As used in this Agreement, a "Change in
               -----------------
Control" of the Bank shall mean (i) the merger, consolidation or reorganization of the Bank or the Company with any other entity (or the issuance by the Bank or the Company of its voting securities as consideration in a merger, consolidation or reorganization of a subsidiary of the Bank or the Company with any other entity) whether or not such merger, consolidation or reorganization shall have been affirmatively recommended to the Bank's stockholders or the Company's stockholders by action of the Board of Directors of the Bank or the Company, respectively, other than such a merger, consolidation or reorganization which would result in the voting securities of the Bank or the Company (as the case may be) outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the other entity) at least 65% of the combined voting power of the voting securities of the Bank or the Company (as the case may be) or such other entity outstanding immediately after such merger, consolidation or reorganization; (ii) the approval by the stockholders of the Bank or the stockholders of the Company of a plan of complete liquidation of the Bank or the Company, respectively (a "Plan of Liquidation"), or an agreement for the sale or disposition by the Bank or the Company of all or substantially all of the Bank's assets or the Company's assets (an "Asset Sale Agreement"); (iii) the acquisition of more than 35% of the voting power of the Bank or the Company by any person or entity or any persons or entities acting as a group for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; (iv) the occurrence of any circumstance having the effect that directors who were nominated for election as directors by the Governance and Nominating Committee of the Board of Directors of the Bank or the Company shall cease to constitute a majority of the authorized number of directors of the Bank or the Company, respectively; or (v) the execution by the Bank or the Company of a binding agreement that, if consummated, would result in a Change in Control of the type specified in clause
(i) or (iii) of this Section 12(a) (an "Acquisition Agreement") or of an Asset Sale Agreement or the adoption by the Board of Directors of the Bank or the Company of a Plan of Liquidation; provided however, that a Change in Control of the type specified in this clause (v) shall not be deemed to exist or have occurred as a result of the execution of such Acquisition Agreement or Asset Sale Agreement, or the adoption of such a Plan of Liquidation, from and after the Abandonment Date if the Effective Date of Termination of the Officer's employment has not occurred on or prior to the Abandonment Date. As used in this
Section 12(a), the term "Abandonment Date" shall mean the date on which (A) an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation is terminated (pursuant to its terms or otherwise) without having been consummated, (B) the parties to an Acquisition Agreement or Asset Sale Agreement abandon the transactions contemplated thereby, (C) the Bank or the Company abandons a Plan of Liquidation or (D) a court or regulatory body having competent jurisdiction enjoins or issues a cease and desist or stop order with respect to or otherwise prevents the consummation of, or a regulatory body notifies the Bank or the Company that it will not approve, an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation or the transactions contemplated thereby and such injunction, order or notice has become final and not subject to appeal. As used in this Agreement, a "Hostile Change in Control" shall mean (i) any of the events specified in Section 12(a)(i) if such transaction has not been affirmatively recommended to the Company's stockholders by action of the Board of Directors of the Company or (ii) any of the events specified in Section 12(a)(i) through (a)(iv) inclusive if the Board of Directors of the Company or the Bank, as the case may be, finds that, for purposes of this Agreement, the happening of an event specified in such Sections constitutes or will constitute a Hostile Change in Control; provided, however, that if it is an express condition precedent to the consummation of any such Change in Control event or occurrence that the Board of Directors of the Company or the Bank, as the case may be, refrain from making such a designation, the event or occurrence shall constitute a "Hostile Change in Control" without regard to any designation by the Board of Directors of the Company or the Bank, as the case may be.

          (b) If the Bank or the Company shall relocate its principal executive offices after a Change in Control of the Bank or the Company, respectively, and if the Officer is required to, as a result, change the Officer's principal residence, the Bank shall (i) promptly pay (or reimburse the Officer for) all reasonable moving expenses incurred by the Officer as a result of such change in the Officer's principal residence, and (ii) indemnify the Officer against, and reimburse the Officer for, any loss incurred as the result of the sale of the Officer's principal residence (which loss shall be computed for the purpose of this Agreement as the difference between the actual sales price (net of closing costs and brokerage fees) of such residence and the fair market value of such residence (computed as of the time the Bank or the Company relocates its principal executive offices) as determined by an independent real estate appraiser designated and paid by the Bank or the Company and acceptable to the Officer), provided that such sale of the Officer's principal residence occurs within six months after the Bank or the Company relocates its principal executive offices.

          (c)(i) If a Change in Control shall occur, the Officer shall be entitled to the compensation and benefits provided in paragraphs (d), (e), (f) and (g) of this Section 12 upon the subsequent termination by the Bank of the Officer's employment at any time during the remaining Term in effect at the time of the Change in Control (including, without limitation, a termination for permanent disability), other than a termination for cause (as defined in Section 9(b)), provided that the rights to any such compensation and benefits shall be subject to the limitations and provisions set forth in Section 9(c).

          (ii) If a Hostile Change in Control shall occur, the Officer shall be entitled to the compensation and benefits provided in paragraphs (d), (e), (f) and (g) of this Section 12 (subject to the limitations and provisions set forth in Section 9(c)) upon the subsequent termination of the Officer's employment, at any time within the earlier to occur of 90 days after the occurrence of such Hostile Change in Control and the expiration of the remaining Term in effect at the time of the Hostile Change in Control, by the Officer.

          (iii) If a Change in Control shall occur, and thereafter the Board of Directors of the Company or the Bank or, if the Company or the Bank is not the surviving entity in the transaction giving rise to such Change in Control, the Board of Directors of the ultimate parent entity surviving such Change in Control, either (A) fails to elect or re-elect or appoint or reappoint the Officer to the offices or positions specified in Section 3 with the Company and the Bank or, if the Company or the Bank is not the surviving ultimate parent entity in the transaction giving rise to such Change in Control, as Chief Executive Officer of the ultimate parent entity surviving such Change in Control, (B) gives the Officer notice of non-renewal of this Agreement as provided in Section 2(a) other than for "cause" (as defined in Section 9(b)), or (C) makes a material change in the Officer's functions, duties or responsibilities, which change would cause the Officer's position with the Company or the Bank or, if the Company or the Bank is not the surviving entity in the transaction giving rise to such Change in Control, with the entity surviving such Change in Control to become one of lesser responsibility, importance or scope from that in effect immediately prior to the time of the Change in Control (an event specified in clause (A), (B) or (C) is hereafter referred to as a "Material Change"), the Officer shall be entitled to the compensation and benefits provided in paragraphs (d), (e), (f) and (g) of this
Section 12 (subject to the limitations and provisions set forth in Section 9(c)) upon the subsequent termination of the Officer's employment, at any time during the remaining Term in effect at the time of the Change in Control, by the Officer.

         (iv) If the Officer's employment is terminated by the Bank or by reason of the Officer's permanent disability during the Term but after the expiration of the remaining Term in effect at the time of the Change in Control, then the provisions of Section 6 or 9 (as the case may be) shall apply in lieu of the provisions of paragraphs (d), (e), (f) and (g) of this Section 12. If the Officer's employment is terminated by the Officer during the Term but after the expiration of the remaining Term in effect at the time of the Change in Control (or if the Officer's employment is terminated by the Officer, other than pursuant to Section 12(c)(ii), during the remaining Term in effect at the time of the Change in Control and no Material Change shall have occurred), then the provisions of Section 10 shall apply in lieu of the provisions of paragraphs
(d), (e), (f) and (g) of this Section 12.

          (v) Only for purposes of determining whether there has been a termination of the Officer's employment during the remaining Term in effect at the time of a Change in Control or within 90 days after the occurrence of a Change in Control (as specified in paragraphs (c)(i), (c)(ii) or (c)(iii) of this Section 12) so as to entitle the Officer to the compensation and benefits provided in paragraphs (d), (e), (f) and (g) of this Section 12, a termination of the Officer's employment following a Change in Control shall be deemed to have occurred on such date during the remaining Term that (A) Notice of Termination (as defined in Section 14(b)) is given by the Bank to the Officer (regardless of the Effective Date of Termination specified therein), (B) an Officer's Termination Notice (as defined in Section 10) is given by the Officer to the Bank (regardless of the Effective Date of Termination specified therein) or (C) notice of non-renewal pursuant to Section 2(a) is given by the Bank to the Officer (regardless of the date on which the Term expires, but provided that, but for such notice of non-renewal, a renewal would otherwise occur). Notwithstanding the immediately preceding sentence, the Officer shall continue to be employed by the Bank pursuant to this Agreement until (1) the Effective Date of Termination specified in the Notice of Termination or Officer's Termination Notice, as the case may be, or (2) the end of the remaining Term in effect when notice of non-renewal is given pursuant to Section 2(a).

     (d)(i) Upon the occurrence of a Change in Control (other than a Hostile Change in Control) followed by any termination of the Officer's employment pursuant to Section 12(c)(i) or (c)(iii), to the extent not otherwise limited pursuant to Section 9(c), the Bank shall pay the Officer, as a severance payment for services previously rendered to the Bank, a lump sum equal to one and one-half times the Officer's Annual Compensation, as in effect immediately prior to the

Effective Date of Termination (without regard to any decrease in the Officer's Annual Compensation made after the Change in Control). As used in this Section 12(d)(i), the term "Annual Compensation" shall mean, at any time, an amount equal to the sum of (A) the Officer's annual salary (as defined in Section 5(a)) at such time, plus (B) the amount of the average bonus or other cash incentive earned by the Officer with respect to the two most recently completed fiscal years, provided, however, that if the Effective Date of Termination occurs during 1997, the target bonus or other cash incentive that the Officer is eligible to earn in such year pursuant to each plan or program (whether or not such plan or program has been formalized or is in written form) of the Bank in effect for such year that provides for bonuses or other cash incentives shall be utilized in lieu of such two-year average and, provided, further, that if the Effective Date of Termination occurs during 1998, 100% of the bonus or other cash incentive actually earned by the Officer with respect to 1997 pursuant to each plan or program (whether or not such plan or program has been formalized or is in written form) of the Bank in effect for such year that provides for bonuses or other cash incentives shall be utilized in lieu of such two-year average. In addition, upon the occurrence of a Change in Control other than a Hostile Change in Control, followed by a termination of the Officer's employment pursuant to Section 12(c)(i) or 12(c)(iii), the terms of the Consulting Agreement between the Officer and the Bank substantially in the form attached hereto as Exhibit A (the "Consulting Agreement") shall become effective.

          (ii) Upon the occurrence of a Hostile Change in Control followed by any termination of the Officer's employment pursuant to Section 12(c)(i),
(c)(ii) or (c)(iii), the Bank shall pay to the Officer, as a severance payment for services previously rendered to the Bank, a lump sum equal to three times the Officer's Deemed Annual Compensation, as in effect immediately prior to the Effective Date of Termination (without regard to any decrease in the Officer's Deemed Annual Compensation made after the Change in Control). As used in this Section 12(d)(ii), the term "Deemed Annual Compensation" shall mean, at any time, an amount equal to the sum of (A) the Officer's annual salary (as defined in Section 5(a)) at such time, plus (B) the higher of (y) the amount referred to in clause (B) of Section 12(d)(i) and (z) the amount of the target bonus which the Officer is eligible to earn for the year which includes the day immediately prior to the Change in Control.

          (iii) Upon the occurrence of a Change in Control followed by any termination of the Officer's employment pursuant to Section 12(c)(i), (c)(ii) or
(c)(iii), to the extent not otherwise limited pursuant to Section 9(c), each Vested Stock Option held by the Officer shall (to the extent permitted by the plan under which such Vested Stock Option was granted), notwithstanding anything to the contrary in the grant letter related to such Vested Stock Option and regardless of the actual Effective Date of Termination, remain exercisable for the term specified in such grant letter as if there had been no termination of the Officer's employment and the Officer remained in the employment of the Bank for the entire term of such Vested Stock Option. As used in this Section 12(d)(iii), the term "Vested Stock Option" shall mean any stock option (including any tandem stock appreciation right) previously or hereafter granted to the Officer under a stock incentive or stock option plan of the Company that vests and becomes exercisable prior to the Effective Date of Termination or that vests upon the retirement of the Officer.

          (e) Any payment pursuant to Section 12(d)(i) or 12(d)(ii) shall be made to the Officer within 30 days after the Effective Date of Termination.

          (f) Upon the occurrence of a Change in Control followed by any termination of the Officer's employment pursuant to Section 12(c)(i), (c)(ii) or
(c)(iii), to the extent not otherwise limited pursuant to Section 9(c), the Bank shall, for the remainder of the Officer's life, and for the remainder of the life of the Officer's spouse (to whom the Officer was married as of the Effective Date of Termination), continue to provide to the Officer and such spouse the same level of disability, medical and dental insurance coverage as is maintained from time to time by the Company or the Bank for full-time employees and their spouses, provided that (x) the Officer (and, after the Officer's death, the Officer's surviving spouse) shall continue to pay all amounts in respect of such coverage that the other employees, retirees, or surviving spouses, as applicable, receiving the same levels of coverage are required to pay, (y) any medical coverage may be modified so that Medicare (or other governmental coverage) is primary, with coverage provided by the Bank supplementary, to the extent permitted by law, and (z) in lieu of providing any benefit hereunder, the Bank may pay the Officer (and after the Officer's death, the Officer's surviving spouse) the cash equivalent of the cost of such coverage. Notwithstanding the foregoing, with respect to each such benefit for which continuation coverage is provided hereunder, such coverage (or cash equivalent payment) shall cease upon the Officer's full-time equivalent employment by another employer which provides coverage for the Officer which is no less favorable (in benefits and duration) than that provided by the Bank (and if provided for a lesser duration, shall cease during the period such coverage is provided by another employer).

          (g)(i) If, following a Hostile Change in Control, any payment or other benefit paid or to be paid or any property transferred or to be transferred (collectively, a "Severance Payment") with respect to one or more calendar years by or on behalf of the Company (or any affiliate of the Company) to the Officer pursuant to this Agreement shall constitute an "excess parachute payment" within the meaning of Section 280G(b) of the Code subject to the tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Bank shall pay to the Officer an additional amount (the "Gross Up Payment") such that the amount paid or transferred to the Officer, after deduction of any Excise Tax on the Severance Payment, and any federal, state and local income tax, employment tax and Excise Tax upon the Gross Up Payment, shall be equal to the Severance Payment. In addition, if, absent a Hostile Change in Control, notwithstanding the reductions mandated by Section 9(c), the SERP benefits described in Section 7 shall constitute an "excess parachute payment" within the meaning of Section 280G(b) of the Code subject to the Excise Tax, then the Bank shall pay to the Officer one or more Gross Up Payments such that the amount of such Gross Up Payments, when combined with such SERP benefits, after deduction of any Excise Tax on the SERP benefits, and any federal, state and local income tax, employment tax and Excise Tax upon the Gross Up Payments, shall be equal to such SERP benefits.

          (ii) For purposes of determining under Section 12(g)(i) whether any portion of a Severance Payment or SERP benefit will be subject to the Excise Tax and the amount of such Excise Tax, (A) the Severance Payment or SERP benefit and payments provided for in Section 12(g)(i) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280(G)(b)(1) of the Code shall be treated as subject to the Excise Tax, unless and to the extent that tax counsel selected by the Bank's independent auditors and acceptable to the Officer is of the opinion that the Severance Payment or SERP benefit (in whole or in part) does not constitute a "parachute payment" or such "excess parachute payment" (in whole or in part) represents reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the allocable base amount within the meaning of Section 280G(b)(3) of the Code, or the Severance Payment or SERP benefit is otherwise not subject to the Excise Tax, (B) the amount of the Severance Payment or SERP benefit that is treated as subject to the Excise Tax shall be equal to the lesser of (X) the total amount of the Severance Payment or SERP benefit, as applicable, and (Y) the amount of "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code (after applying clause (A) above), (C) any Gross Up Payment pursuant to Section 12(g)(i) shall be treated as subject to the Excise Tax in its entirety and (D) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

          (iii) If in circumstances described in Section 12(g)(i), by reason of the filing by the Officer of an amended tax return, an audit by the Internal Revenue Service or other taxing authority, or a final determination by a court of competent jurisdiction, it is determined that "excess parachute payments" exceeding those previously reported in his tax returns were received by the Officer and as a result an additional Excise Tax (the "Additional Excise Tax") shall become due, the Bank shall pay the Officer an additional amount (the "Subsequent Gross Up Payment") such that the amount paid or transferred to the Officer, after deduction of (A) any Additional Excise Tax and (B) on an after tax basis, any interest, additions and penalties with respect to the Additional Excise Tax and (C) any federal, state and local income tax, employment tax and Excise Tax upon the Subsequent Gross up Payment and (D) the payments provided for in Section 12(g)(i), shall be equal to the Severance Payment or SERP benefits, as appropriate.

          (iv) Any Gross Up Payment required hereunder shall be made at least ten days prior to the due date (without regard to extensions) of the Officers's federal income tax return for the year with respect to which the "excess parachute payment" is deemed made under the Code. Any Subsequent Gross Up Payment required hereunder shall be made to the Officer within 30 days after the amount thereof is determined. Notwithstanding the two immediately preceding sentences, the Bank shall pay any federal, state and local tax or taxes and employment taxes required to be withheld from the Officer's wages (within the meaning of Section 3121 and 3402 of the Code) with respect to the "excess parachute payment" and any such tax or taxes paid by the Company or the Bank to the Internal Revenue Service or state or local taxing authority shall constitute payment to the Officer.

          (v) If the Excise Tax is finally determined (whether by the filing of an amended tax return by the Officer, by audit of the Internal Revenue Service or other taxing authority, or by a final determination of a court of competent jurisdiction) to be less than the amount paid to or on behalf of the Officer under the provisions of Sections 12(g)(i)-(iv) and the overpayment is refunded to the Officer, the Officer shall repay to the Bank, promptly following the receipt of the refund, the portion of the Gross Up Payment (and/or Subsequent Gross Up Payment) attributable to such reduction of the Excise Tax (plus the portion attributable to federal, state and local income tax and employment taxes imposed on the portion being repaid by the Officer but only to the extent that the repayment may result in a tax benefit to the Officer under Section 1341 of the Code and similar provisions of applicable state and local law).

          (vi) The provisions of this Section 12(g) shall inure to the benefit of the Officer during the Term of this Agreement regardless of whether or not his employment is terminated, and if the Officer's employment is terminated, the rights and obligations of the Officer and the Bank under this Section 12(g) shall survive the termination of this Agreement.

          13.  Post-Termination Obligations of the Officer.  (a)  In addition to
               -------------------------------------------
any related requirements that may apply pursuant to the terms of the Consulting Agreement, upon any termination of the Officer's employment during the Term of this Agreement or upon termination of the Officer's employment after the expiration of the Term of this Agreement or upon retirement, the Officer agrees
(i) not to make any disclosure in violation of Section 13(b), (ii) to return to the Bank all material documents relating to the business of the Bank that are in the Officer's possession or under the Officer's control, and (iii) except if the termination or retirement occurs after a Hostile Change in Control, not to solicit (directly or indirectly), for one year following the Effective Date of Termination (or date of termination after the expiration of the Term) or retirement, the employment of any person who is an employee of the Bank on the Effective Date of Termination (or date of termination after the expiration of the Term) or retirement or who, within six months prior to the Effective Date of Termination (or date of termination after the expiration of the Term) or retirement, was an employee of the Bank, unless the Officer receives written permission from the Bank to engage in the activities proscribed by this Section 13(a) or by Section 13(b) or to be relieved of any obligation under Section 13(a)(ii).

          (b) The Officer recognizes and acknowledges that the confidential business activities and plans for business activities of the Bank and its subsidiaries and affiliates, as they may exist from time to time, are valuable, special and unique assets of the Bank. The Officer shall not, during or at any time after the Officer's employment, disclose any knowledge of the past, present or planned business activities of the Bank or its subsidiaries or affiliates that are of a confidential nature (collectively, the "Bank's Confidential Activities") to any person, firm, corporation, bank, thrift institution or other entity for any reason or purposes whatsoever. Notwithstanding anything in this Section 13(b) to the contrary, the Officer (i) may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas that are not derived from the Bank's Confidential Activities, and (ii) shall not be precluded from disclosures respecting the Bank's Confidential Activities that are (A) made pursuant to compulsory legal process or when required by an appropriate governmental agency;
(B) public knowledge or become public without the Officer's breach of this
Section 13(b); (C) already known to the party to whom the Officer makes such disclosures; or (D) approved by the Bank for disclosure.

          (c) The parties, recognizing that irreparable injury will result to the Bank, its business and property in the event of the Officer's breach or threatened breach of Section 13(a) or (b), agree that in the event of such breach or threatened breach by the Officer, the Bank will be entitled, in addition to any other remedies and damages that may be available, to seek and obtain an injunction to restrain the violation of Section 13(a) or (b) by the Officer.

          14.  Notices.  (a)  All notices under this Agreement shall be in
               -------
writing and shall be delivered personally, sent by registered or certified mail, return receipt requested or sent by recognized next-day courier service, (a) to the Bank, at its address set forth above (to the attention of its General Counsel), and (b) to the Officer, at the Officer's residence address as appearing in the records of the Bank, or to such other address as either party may hereafter designate in writing in the manner provided in this Section 14. All notices under this Agreement shall be deemed given (i) upon receipt if delivered personally, (ii) on the third business day after deposit in a facility of the U.S. Postal Service with postage prepaid, if delivered by registered or certified mail, or (iii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service.

          (b) Any purported termination of the Officer's employment with the Bank pursuant to Sections 6 or 9 shall be communicated to the Officer by means of a written notice (a "Notice of Termination"). The Notice of Termination shall (i) indicate a specific termination provision relied upon, (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Officer's employment under the provision so indicated, and
(iii) specify the Effective Date of Termination; provided, however, that no such Notice of Termination shall specify an Effective Date of Termination that is prior to the date on which any such Notice of Termination is given.

          (c) As used in this Agreement, the term "Effective Date of Termination" shall mean (i) the date on which the Officer's employment with the Bank is to terminate, as specified in a Notice of Termination given by the Bank,
(ii) the date on which the Officer's employment with the Bank is to terminate, as specified in an Officer's Termination Notice given by the Officer, or (iii) for purposes of Section 12 only, the date on which the Term is to expire as a result of a notice of non-renewal given by the Bank to the Officer pursuant to
Section 2(a).

          15.  No Duty to Mitigate.  Except as otherwise expressly provided
               -------------------
herein, if the Officer shall continue to receive compensation or benefits or severance pay pursuant to this Agreement after its termination, (a) the Officer shall have no duty to mitigate such payments by seeking or obtaining other employment or otherwise, and (b) in the event the Officer does obtain other employment, such payments from the Bank shall not be reduced by compensation received from such other employment.

          16.  Complete Understanding.  This Agreement and the Consulting
               ----------------------
Agreement constitute the complete understanding between the parties with respect to their subject matter and merge and supersede all prior oral and written agreements and understandings and all contemporaneous oral agreements and understandings, including, without limitation, any other employment agreement heretofore executed by the Officer and the Bank or any of its subsidiaries or affiliates. Neither this Agreement nor the form of the Consulting Agreement may be amended, terminated or rescinded except in a writing signed by the party to be charged.

          17.  No Waiver.  The failure of either party at any time to require
               ---------
performance by the other party of a provision of this Agreement or to resort to a remedy at law or in equity or otherwise shall in no way affect the right of such party to require full performance or to resort to such remedy at any time thereafter nor shall a waiver by either party of the breach of any provision of this Agreement be taken or held to be a waiver of any subsequent breach of such provision unless expressly so stated in writing. No waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party to be charged.

          18.  Governing Law.  This Agreement shall be governed by the laws of
               -------------
the State of New York, without regard to conflict of laws principles applied in the State of New York.

          19.  Headings.  The headings to the Sections of this Agreement are for
               --------
convenience of reference only and shall not be given any effect in the construction or interpretation of this Agreement.

          20.  Severability.  If any provision of this Agreement is held by a
               ------------
court or other authority having competent jurisdiction to be invalid, void or otherwise unenforceable, in whole or in part, by reason of any applicable law, statute or regulation or any interpretation thereof, then

(a) the remainder of the provisions of this Agreement shall remain in full force and effect and in no way affected, impaired or invalidated and (b) the provision so held to be invalid, void or otherwise unenforceable shall be deemed modified in amount, duration, scope or otherwise to the minimum extent necessary so that such provision shall not be invalid, void or otherwise unenforceable by reason of such law, statute, regulation or interpretation and such provision, as so modified, shall remain in full force and effect.

          21.  Payment of Legal Fees.  If any legal action or proceeding is
               ---------------------
commenced to enforce or interpret the provisions of this Agreement, or to recover damages for its breach, including without limitation any proceeding commenced under Section 22 hereof, all reasonable legal fees, disbursements and court or arbitration costs paid or incurred by the Officer arising out of or resulting from such action or proceeding shall be paid or reimbursed to the Officer by the Bank, provided that the action or proceeding is not dismissed or summarily decided against the Officer.

          22.  Dispute Resolution.  Any dispute or controversy arising under, in
               ------------------
connection with or relating to this Agreement or the transactions contemplated hereby shall be subject to compulsory mediation in New York City in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. In the event that such compulsory mediation does not result in a resolution of such dispute or controversy which is acceptable to both the Bank and the Officer, such dispute or controversy shall be resolved exclusively by arbitration in New York City in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. The parties hereto agree that the decision of such arbitration shall be final and binding upon the parties and upon confirmation of the decision resulting from such arbitration, judgment may be entered on the arbitrators' award in any court having jurisdiction.

          23.  Assumption by Company.  This Agreement shall be assumable by the
               ---------------------
Company at its election. Following any such election, the obligations of the Bank under this Agreement shall become the obligations of the Company.

          24.  Taxes.  Any payments due to the Officer pursuant to this
               -----
Agreement shall be reduced by all applicable federal, state, city or other taxes required by law to be withheld with respect to such payments.

          25.  Limitation on Payments.  Any payments made to the Officer
               ----------------------
pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 USC (S) 1828(k) and any regulations promulgated thereunder.

                              THE DIME SAVINGS BANK
                              OF NEW YORK, FSB

                              By: /s/ Ira T. Wender
                                 ---------------------------------
                                     Name:  Director and Chairman,
                                     Title:  Compensation Committee
                                            Ira T. Wender


Dated:      1/2/97                   /s/ Lawrence J. Toal
       -------------------          ---------------------------------
                                    LAWRENCE J. TOAL

                                                                       EXHIBIT A


                              CONSULTING AGREEMENT
                              --------------------


          CONSULTING AGREEMENT, dated __________________, between The Dime Savings Bank of New York, FSB, a federal stock savings bank (the "Bank"), and Lawrence J. Toal (the "Consultant").

                                  ___________

          A. The Bank is desirous of retaining the services of the Consultant as a consultant upon the terms and conditions set forth in this Agreement.

          B. The Consultant is desirous of being retained by the Bank as a consultant upon the terms and conditions set forth in this Agreement.

                                  ___________

          1.   Consulting Services.  During the Consulting Period (as
               -------------------
hereinafter defined), the Consultant shall make available to the Bank consulting services with respect to (1) new programs to be developed by the Bank, (2) the formulation of strategic and business plans, (3) the establishment and implementation of compensation programs, (4) the review and development of credit requirements, (5) the review and implementation of sales programs, (6) matters related to Bank operations during the Consultant's prior employment by the Bank, and (7) any other matters reasonably requested by the Bank. The Bank and the Consultant shall agree from time to time as to any services to be performed and the parameters of any assignments given. The Consultant shall have the right to determine the details and means of performance (including particular hours during which services are to be performed), and shall have the right to perform services from any location that the Consultant may select, provided that the Consultant shall be available to so consult on a substantially full-time basis, and the Consultant shall be available for meetings and consultations at specific times and places to the extent reasonably deemed necessary and desirable by the Bank and acceptable to the Consultant. As used herein, the "Consulting Period" shall include the period from the date hereof until the earlier to occur of (i) the termination of this Agreement in accordance with the provisions of Section 4 hereof or (ii) the eighteen month anniversary of the date hereof.

          2.   Competing Activities.  To the extent that the Consultant engages
               --------------------
in business activities during the Consulting Period in addition to his duties to the Bank set forth herein, it is understood and agreed that the Consultant shall not engage in any activities which would materially interfere with his ability to perform his duties hereunder and shall not engage, directly or indirectly, as an officer, director, principal, employee, stockholder or consultant of any corporation or other business entity which competes in any material respect with the businesses carried on by the Bank and its subsidiaries; provided, however, the Consultant will be permitted to own as a passive investor less than 5% of any class of publicly-traded securities of any entity which competes with the Bank and its subsidiaries without being deemed to have violated this Section 2.

          3.   Compensation.  Subject to the limitations set forth in Sections
               ------------
9(c) and 11 of the Employment Agreement between the Bank and the Consultant dated as of January 1, 1997 (the "Employment Agreement"), which shall apply to this Agreement, in consideration for the consulting services provided pursuant to this Agreement, the Bank shall pay the Consultant a monthly amount equal to 1/12 of the amount of the Consultant's "Annual Compensation" (as defined in Section 12(d)(i) of the Employment Agreement), commencing at the start of the

Consulting Period for the term of the Consulting Period, so long as the Consultant has complied in all material respects with the terms of this Agreement during such period, with payments hereunder to be made as soon as practicable following the end of the month to which the payment relates. In addition, the Bank shall reimburse the Consultant for all receipted and submitted reasonable out-of-pocket expenses incurred by the Consultant while performing services under this Agreement (including transportation, lodging, meals, postage, telephone, telecopier and photocopying expenses). Such expense reimbursements shall be paid periodically following the submission of necessary documentation with respect to the related expenses. Notwithstanding the foregoing, if this Agreement has otherwise been terminated pursuant to Section 4 hereof, no payments shall be made with respect to periods following such termination.

          4.   Termination.  (a)  This Agreement shall terminate at the close of
               -----------
business on the eighteen month anniversary of the date hereof, unless earlier terminated in accordance with the provisions of this Section 4. The Consultant may terminate this Agreement at any time by giving the Bank written notice of such termination. The Bank may terminate this Agreement solely upon the death of the Consultant, the permanent disability of the Consultant (as defined in the Employment Agreement) or for "cause" (as hereinafter defined). As used in this Agreement, "cause" shall mean the Consultant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform assigned duties (which failure continues after written demand is delivered by the Bank to the Consultant that specifically identifies the manner in which the Bank believes the Consultant is intentionally failing to perform his assigned duties), willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order or material breach of any provision of this Agreement. If the Bank proposes to terminate this Agreement for "cause," the Bank shall first provide the Consultant with reasonable notice and an opportunity for him, together with counsel, to be heard before the Board of Directors of the Bank. Thereafter, the Bank shall provide the Consultant with a finding that in the good faith opinion of the Board of Directors of the Bank the Consultant's conduct constituted cause for termination of this Agreement and specifying the particulars thereof in reasonable detail.

          (b) In the event the Consultant dies, becomes permanently disabled or is terminated for "cause," the Agreement shall terminate immediately. In all other instances, this Agreement shall terminate on the 30th day following the giving by the Consultant of written notice of his intention to terminate this Agreement. Upon the termination of this Agreement, the Consultant shall cease to receive any compensation hereunder and the Consultant shall be relieved of any further obligation to provide consulting services to the Bank.

          5.   Indemnity.  The Bank agrees to defend, indemnify and hold
               ---------
harmless the Consultant from any and all loss, damage, liability or expense, including, but not limited to, reasonable attorneys' fees, arising in connection with the services provided to the Bank under this Agreement for actions taken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Bank and, with respect to any criminal action or proceeding, where the Consultant had no reasonable cause to believe his conduct was unlawful; provided, however, that the Bank shall not have any indemnification obligation under this Section to the extent that any such loss, damage, liability or expense results from the gross negligence or intentional misconduct of the Consultant, or otherwise to the extent such indemnification is not permitted or is limited by applicable law and regulations, including, but not limited to, 12 U.S.C.

Section 1828(k) and any regulations promulgated thereunder. To the extent that any payment otherwise due from the Bank or any of its affiliates is or would be in violation of such statute or regulation, the Consultant shall be deemed to have waived any right to such payment and shall pay back any such payment previously received.

          6.   General Provisions.
               ------------------

          (a) Neither party to this Agreement may assign such party's rights or delegate such party's duties under this Agreement without the prior written consent of the other party.

          (b) The heading of all of the Sections in this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

          (c) It is intended that the Consultant shall be an independent contractor, and that he shall not be an employee of the Bank, with respect to this Agreement and the services to be performed hereunder. Nothing contained in this Agreement shall be construed to entitle the Consultant to any benefits provided to employees of the Bank or any of its affiliates. Nothing contained in this Agreement shall be construed to place the parties in the relationship of partners, joint venturers or agent and principal, and no party shall have the power to obligate or bind the other in any manner.

          (d) The Consultant shall be solely responsible for all taxes payable with respect to the amounts to be received by the Consultant pursuant to this Agreement.

          (e) This Agreement shall be governed by the laws of the State of New York, without regard to conflict of laws principles applied in the State of New York.

          (f) All notices under this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested or sent by recognized next-day courier service, (a) to the Bank, at its principal executive offices at 589 Fifth Avenue, New York, New York 10017 (to the attention of its Chief Executive Officer) and (b) to the Consultant, at the Consultant's residence address as appearing in the records of the Bank, or to such other address as either party may hereafter designate in writing in the manner provided in this Section 5(f). All notices under this Agreement shall be deemed given (i) upon receipt if delivered personally, (ii) two days after deposit in a facility of the U.S. Postal Service with postage prepaid or (iii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service.

          (g) This Agreement constitutes the complete understanding between the parties with respect to its subject matter and merges and supersedes all prior oral and written agreements and understandings and all contemporaneous oral agreements and understandings, including, without limitation, any other consulting agreement heretofore executed by the Consultant and the Bank or any of its subsidiaries or affiliates. This Agreement may not be amended, terminated or rescinded except in a writing signed by the party to be charged.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                         THE DIME SAVINGS BANK OF NEW YORK, FSB

                         By:  _______________________________
                                Name:
                                Title:


                         ___________________________________
                         LAWRENCE J. TOAL

                                   AGREEMENT
                                   ---------


          AGREEMENT, dated as of January 1, 1997 between Dime Bancorp, Inc., a Delaware corporation having its principal executive offices at 589 Fifth Avenue, New York, New York 10017 (the "Company"), and LAWRENCE J. TOAL (the "Officer").

                              ____________________

          A. The Dime Savings Bank of New York, FSB (the "Bank"), a wholly-owned subsidiary of the Company, has entered into an employment agreement of even date herewith with the Officer (the "Employment Agreement").

          B. The Company is desirous of having the Bank employ the Officer upon the terms and conditions set forth in the Employment Agreement.
                              ____________________

          Therefore, the Company and the Officer, intending to be legally bound, agree that the Company shall be jointly and severally liable with the Bank with respect to any benefits or payments due under the Employment Agreement to the Officer, and the Company agrees to honor any such obligations that are not fulfilled by the Bank.

                                         DIME BANCORP, INC.

                                         By: /s/ Ira T. Wender
                                            --------------------------
                                              Name:  Ira T. Wender
                                              Title: Director and Chairman,
                                                      Compensation Committee

                                         /s/ Lawrence J. Toal
                                         -----------------------------
                                         LAWRENCE J. TOAL

                       AMENDMENT OF EMPLOYMENT AGREEMENT


        The Employment Agreement, dated as of January 1, 1997, between The Dime Savings Bank of New York, FSB, a federal stock savings bank having its principal offices at 589 Fifth Avenue, New York, New York 10017, and Lawrence J. Toal (the "Agreement"), is hereby amended as follows, effective as of January 1, 1997:

          The fifth textual sentence of Section 7 of the Agreement is amended to provide as follows:

          "In the event of any other termination of employment from the Bank during the Term that would trigger a right to benefits pursuant to
          Section 12(c)(i), (c)(ii) or (c)(iii), or in the event of any other involuntary termination of the Officer's employment by the Bank during the Term other than a termination for "cause" (as defined in Section 9(b)), the Officer shall receive service credit for purposes of vesting in the SERP benefit as if he had remained employed through the end of the Term."

                                  AGREED AND ACCEPTED

                                  THE DIME SAVINGS BANK OF NEW YORK, FSB

                                  By: /s/ Ira T. Wender
                                      -----------------------------------
                                      Name: Ira T. Wender
                                     Title: Director and Chairman,
                                            Compensation Committee


                                        /s/ Lawrence J. Toal
                                      -----------------------------------
                                          LAWRENCE J. TOAL


AGREED AND ACCEPTED
As to its Joint and Several Liability
With Respect to Benefits or Payments
Due Under the Employment Agreement:

DIME BANCORP, INC.

By:  /s/ Ira T. Wender
    ----------------------------------
     Name: Ira T. Wender
    Title: Director and Chairman,
           Compensation Committee